EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-K (the “Report”) for the year ended July 31, 2003, each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.

     A signed original of this written statement required by Section 906 has been provided to Professional Veterinary Products, Ltd. and will be retained by Professional Veterinary Products, Ltd. and furnished to the SEC or its staff upon request.

/s/ Lionel L. Reilly	October 28, 2004
Dr. Lionel L. Reilly
President/Chief Executive Officer

/s/ Neal B. Soderquist	October 29, 2004
Neal B. Soderquist
Chief Financial Officer